                                                              Exhibit (p)(1)(iv)
                             USALLIANZ ADVISERS, LLC
                               CODE OF ETHICS AND
                             INSIDER TRADING POLICY
                              EFFECTIVE MAY 1, 2001

While USAllianz Advisers, LLC ("USAllianz" or the "Firm") is confident of the integrity and good faith of its officers, directors, and employees, there are certain instances where Firm personnel may possess knowledge regarding present or future transactions by a "Client" or may have the ability to influence portfolio transactions made by the Firm or by a sub-adviser for the Firm's Clients. In these situations personal interests may conflict with those of the Firm's Clients.

In view of the above, the Firm has adopted this Code of Ethics and Insider Trading Policy to establish reporting requirements and enforcement procedures(1) designed to prohibit potential conflicts of interest and regulate personal securities trading by "persons associated with the Firm."(2) Additional requirements will apply to persons who are "Access Persons"(3) of the Firm." In certain instances, this Code will also apply to trades by family members of persons associated with the Firm and other third parties.

The Firm's business is currently limited to acting as a "manager of managers" for a group of mutual funds. The Firm recognizes that, because of the Firm's limited business operations, persons associated with the Firm generally will not be in receipt of portfolio trading information, and so will not meet the definition of "Access Person." However, to assure that personal trading by certain senior Firm personnel is adequately reviewed and monitored on an ongoing basis, all executive officers and directors of the Firm, as well as other persons designated by the Compliance Officer of the Firm,(4) will be treated as Access Persons for purposes of Sections 1.2 and 1.3 of this Code. In addition, these persons will be required to certify that they are not "In Receipt of Portfolio Information" before entering any personal securities trades. A LIST OF DEFINITIONS, INCLUDING "IN RECEIPT OF PORTFOLIO INFORMATION", IS CONTAINED IN APPENDIX I ON PAGE 12.

This Code generally imposes the following requirements and restrictions:

- Persons associated with the Firm must review and sign an acknowledgement of receipt of this Code. A form for this purpose is attached as Appendix II.

- Persons associated with the Firm must certify annually that they have read and understood this Code and that they have complied with the requirements of this Code. A form for this purpose is attached as Appendix III.

- Access Persons must pre-clear all personal securities transactions with the Firm's Compliance Officer, other than transactions in "Exempt Securities" and "Exempt Transactions." A pre-clearance form is attached to this Code as Appendix IV. In the event that the Compliance Officer is not reasonably available, a transaction can be pre-approved by a person who is an attorney with the Law


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(1) Section 17(j) of the Investment Company Act, Rule 17j-1 thereunder, and
Section 204A of the Investment Advisers Act of 1940 serve as a basis for much of what is contained in this Code of Ethics.
(2) A "person associated with the Firm" is each officer, director, and employee of the Firm. The term "person associated with the Firm" also includes the Compliance Officer and may include a person designated by the Compliance Officer who is an employee of Allianz Life Insurance Company of North America or USAllianz Investor Services, LLC, and who regularly works in the Firm's principal business.
(3) An "Access Person" is a person associated with the Firm who, in connection with his or her regular duties, makes, participates in, or obtains information about the purchase or sale of a security by a client.
(4) See footnote 2.

Effective May 1, 2001                  1
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     Department of Allianz Life Insurance Company of North America ("Allianz")
     and who is an officer of Allianz.

- Access Persons must have copies of trade confirmations and account statements sent to the Compliance Officer. A form for requesting duplicate confirms and account statements is attached as Appendix V. Access Persons must also file quarterly transaction reports with the Compliance Officer. A form for these reports is attached as Appendix VI.

- Access Persons must make initial and periodic securities holdings reports to the Compliance Officer. Forms for reporting are attached as Appendices VII and VIII.

-    Access Persons are generally prohibited from purchasing IPOs.

- Access Persons are restricted in trading contemporaneously with a client portfolio where the Access Person is "In Receipt of Portfolio Information."

- Persons associated with the Firm are prohibited from accepting gifts of more than nominal value from persons doing business with the Firm.

- Persons associated with the Firm are prohibited from trading in a security while in possession of material, non-public information.

All personal securities transactions information obtained by the Firm under this Code of Ethics will be kept in strict confidence, except that such information will be made available, when specifically requested, to the United States Securities and Exchange Commission (SEC) and any other regulatory or oversight organization which has jurisdiction over the operation of the Firm.


                                 CODE OF ETHICS


SECTION 1.        PERSONAL TRADING, CONDUCT, AND REPORTING

1.1      STATEMENT OF GENERAL PRINCIPLES

It is the policy of USAllianz that persons associated with the Firm should: (1) at all times place the interests of clients first; (2) conduct all personal securities transactions in a manner that is consistent with this Code of Ethics and avoid any actual or potential conflict of interest or any abuse of the individual's position of trust and responsibility; and (3) adhere to the fundamental standard that Firm personnel should not take inappropriate advantage of their positions.

Persons associated with the Firm shall not, in the connection with the purchase or sale by such person, commit the following:

         1.       Employ any device, scheme or artifice to defraud;
         2. Make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;
         3. Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit; or

Effective May 1, 2001                  2
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         4.       Engage in any manipulative practice.

1.2      DISCLOSURE AND REPORTING REQUIREMENTS

         1.       Pre-clearance

         Access Persons are required to pre-clear all transactions in "Securities" with the USAllianz Compliance officer, including transactions in options and other derivative securities, other than transactions in Exempt Securities and Securities purchased in Exempt Transactions, in which the person has, or by reason of the transaction acquires, any direct or indirect Beneficial Ownership.(5) A PRE-CLEARANCE FORM IS ATTACHED AS APPENDIX IV. You can e-mail your request to the Compliance Officer by copying the entire form into an e-mail and completing the form.

         2.       Records of Securities Transactions

         Access Persons are required to direct their brokers, as well as banks and other financial institutions effecting securities transactions for the Access Person to provide the USAllianz Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts. A FORM OF LETTER REQUESTING DUPLICATE CONFIRMATIONS AND ACCOUNT STATEMENTS IS ATTACHED AS APPENDIX V. Any non-exempt securities transacted without the use of a broker must be reported within 10 days of the occurrence to the Compliance Officer.

         You must report to the Compliance Officer the opening of a new brokerage account within 10 days.

         You will also be required to file quarterly transaction reports. A FORM FOR THIS PURPOSE IS ATTACHED AS APPENDIX VI.

         3.       Initial and Annual Disclosure of Personal Holdings

         Access Persons are required to disclose all personal securities holdings upon commencement of employment or no later than 10 days after becoming an Access Person and thereafter on an annual basis. Exempt Securities are not required to be reported; however, Securities obtained in an Exempt Transaction are required to be reported. FORMS FOR INITIAL AND ANNUAL REPORTS ARE ATTACHED AS APPENDICES VII AND VIII.

         4.       Acknowledgement of Receipt of Code of Ethics

         Persons associated with the Firm are required to review and sign an acknowledgement of the Code of Ethics. A FORM FOR THIS PURPOSE IS ATTACHED AS APPENDIX II.

         5.       Annual Certification of Compliance with the Code

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5 "Beneficial ownership" of a security is determined in the same manner as it would be for the purpose of Section 16 of the Securities and Exchange Act of 1934, except that such determination should apply to all securities. Generally, a person should consider himself beneficial owner of securities held by his spouse, his minor children, a relative who shares his home, or other persons if by reason of any contract, understanding, relationship, agreement or other arrangement, he obtains from such securities benefits substantially equivalent to those of ownership. He or she should also consider himself the beneficial owner of securities if he or she can vest or revest title in himself now or in the future. For a more complete definition of the term "Beneficial ownership" see Appendix I at page 12.

Effective May 1, 2001                  3
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         Persons associated with the Firm are also required to certify annually that they have read and understand this Code of Ethics. They must further certify that they have complied with the requirements of this Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported. A FORM FOR THIS DISCLOSURE IS ATTACHED AS APPENDIX III.

1.3      SUBSTANTIVE RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

         1.       Initial Public Offerings

         Access Persons generally are prohibited from acquiring any securities in an initial public offering, with the exception of an Exempt Security. In limited situations, at the discretion of the Firm, permission to purchase an IPO may be granted if approved by the Compliance Officer, an executive officer of the Firm who is not involved in the trade, and a person who is an attorney with the Allianz Law Department and who is an officer of Allianz.

         2.       Private Placements

         Access Persons will not be granted permission to invest in a private placement unless he or she obtains prior written approval from the Compliance Officer and an executive officer of the Firm who is not involved in the trade.

         3.       Blackout Periods

         Access Persons who are In Receipt of Portfolio Information are prohibited from executing a securities transaction on a day when the Firm or a sub-adviser has a pending "buy" or "sell" order in the same security until that order is executed or withdrawn.

         This restriction does not prevent an Access Person from effecting a trade where the trade is pre-approved and (i) the trade is "same way" to the Client after its trading is completed, or (ii) the trade is "opposite way" to a Client before its trading is commenced.

4.       Approval by Persons Other than Compliance Officer

         In the event that the Compliance Officer is not available, or a trade is proposed to be made for the benefit of the Compliance Officer and the Compliance Officer is an Access Person, pre-approval of the trade can be granted by an executive officer of the Firm who is not involved in the trade or a person who is an attorney with the Allianz Law Department and who is an officer of Allianz.

1.4      TRADING WHILE IN POSSESSION OF MATERIAL, NON-PUBLIC INFORMATION

Persons associated with the Firm are prohibited from trading while in possession of material non-public information. This prohibition is discussed in Section 2 of this Code.

1.5      SANCTIONS

Any proscribed trades may be reversed or any profits realized on proscribed trades may be required to be disgorged. Other sanctions may be imposed as deemed appropriate by the Compliance Officer. In egregious cases, the Access Person may be dismissed.

Effective May 1, 2001                  4
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1.6      CONFIDENTIAL INFORMATION

Confidential information and records of USAllianz must be kept confidential in a suitable manner and not shared with third parties or non-involved colleagues. Data secrecy must be protected.


1.7      GIFTS

Persons associated with the Firm are prohibited from receiving any gift or other things of more than $100 value from any person or entity that does business with or on behalf of the Firm.


1.8      SERVICES AS DIRECTOR

Access Persons are prohibited from serving on the board of directors of non-affiliated publicly traded companies without prior written authorization from USAllianz.


1.9      RESPONSIBILITIES OF THE COMPLIANCE OFFICER

         1. The USAllianz Compliance Officer shall notify each person associated with the Firm of the reporting requirements of this Code of Ethics and shall deliver a copy of the Code to each person. The Compliance Officer will receive a signed acknowledgement of receipt of the Code from each such person in the form set out in Appendix II.

         2. Persons Associated with the Firm shall submit to the USAllianz Compliance Officer, on an annual basis, an Annual Certification of Compliance with this Code of Ethics as prescribed in Appendix III. The annual certification shall be filed with the Compliance Officer within ten (10) days after calendar year end.

         3. Each Access Person shall submit to the USAllianz Compliance Officer, upon commencement of employment and thereafter on an annual basis, reports in the form prescribed in Appendices VII and VIII, Personal Securities Holdings. The annual report shall be filed with the Compliance Officer within (10) calendar days after year-end.

         4. The Compliance Officer will review and approve personal securities transactions as set out in this Code.

         5. Each Access Person shall submit to the USAllianz Compliance Officer, on a quarterly basis, reports in the form prescribed in Appendix VI, Personal Securities Transactions. The quarterly report shall be filed with the Compliance Officer within (10) calendar days after quarter end.

         5. The Compliance Officer shall keep in an easily accessible place the records set forth in Section 1.10 (1)-(6) of this Code.

         6. Decisions regarding the pre-clearance of all securities transactions for Access Persons shall be documented in writing by the USAllianz Compliance Officer. Access Persons shall make arrangements with their broker to provide the Compliance Officer with copies of

Effective May 1, 2001                  5
         confirmation of all personal securities transactions and copies of periodic quarterly statements for all securities accounts.

         7. The USAllianz Compliance Officer shall provide a written report to the Board of Trustees ("BOT") of any mutual fund advised by the Firm:

         a. at the next meeting following the receipt of the annual reports of holdings or quarterly reports of securities transactions, the results of the review.

         b. any apparent violation of the reporting requirements.

         The BOT shall consider reports made to it by the Compliance Officer and shall determine whether the policies established in this Code of Ethics have been violated, and what sanctions, if any, should be imposed. The BOT shall review the operations of this policy at least annually or as dictated by changes in applicable securities regulation.

1.10     RECORDS

The Firm shall maintain the following records in an easily accessible place in the manner and to the extent set forth below, and will make them available for examination by representatives of the Securities and Exchange Commission.

         1. A copy of this Code and any other code which is, or at any time within the past five (5) years has been, in effect;
         2. A record of any violation of this Code and any action taken as a result of such violation, for a period of not less than five (5) years following the end of the fiscal year in which the violation occurs;
         3. A copy of each report made by an officer or supervisor pursuant to this Code, for a period of not less than five (5) years from the end of the fiscal year in which it is made;
         4. A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to this Code;
         5. A copy of each Form ADV filed by the Firm with the Securities and Exchange Commission; and 6. A copy of each advisory or sub-advisory agreement entered into with a client or a sub-adviser.

Copies of the firm's organizational documents shall be maintained by the Compliance Officer or by the Allianz Law Department.

1.11     REGULAR REPORTING TO FUND TRUSTEES

USAllianz will report to the Board of Trustees of each Fund for which the Firm is an investment manager with respect to any significant remedial action taken in response to a violation of this Code. Additionally, the Firm will certify that the firm has adopted reasonable procedures necessary to prevent its access persons from violating the Code. A form for reporting by the Firm to the Board is attached as Appendix IX.

1.12     AMENDMENTS TO THE CODE

The Code may be amended from time to time and any material amendments or changes shall be subject to approval by the Board of Trustees of each Fund for which the Firm is an investment manager within 6


Effective May 1, 2001                  6
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months of such determination. For example, the determination to exempt classes of transactions shall be deemed to be an amendment which shall be subject to approval by the Board of Trustees.




                                 INSIDER TRADING



SECTION 2.        INSIDER TRADING POLICY AND PROCEDURES

2.1      STATEMENT OF GENERAL PRINCIPLES

The Firm's policy prohibits persons associated with the Firm from acting upon or otherwise misusing non-public or inside information. It is illegal for a person who is in possession of material non-public information about any public company (commonly known as "inside information") to trade in the company's securities. It is also illegal for that person to recommend a trade in the company's securities or tell someone else the inside information who in turn may then trade in the company's securities (commonly known as "tipping"). Trading or tipping based on inside information may be subject to serious penalties, including substantial fines and imprisonment.

The definition of material information is subjective. Generally it is information that would affect an investor's decision to buy, sell, or hold securities. Examples are: (i) a pending acquisition or divestiture, (ii) financial results that are better or worse than recent trends would lead someone to expect, (iii) an increase or decrease in dividends or (iv) a stock split. Non-public information is information that has not been effectively communicated to the marketplace.


2.2      POLICY STATEMENT ON INSIDER TRADING

         1.       Policy Statement on Insider Trading

The Firm's policy prohibits persons associated with the Firm from acting upon or otherwise misusing material non-public or inside information. This conduct is frequently referred to as "insider trading." The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material non-public information to trade in securities or to communications of material non-public information to others in breach of a fiduciary duty.

While the law concerning insider trading is not static, it is generally understood that the law prohibits:

         i. trading by an insider, while in possession of material non-public information, or
         ii. trading by a non-insider, while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential, or
         iii. communicating material non-public information to others in breach of a fiduciary duty.

This policy applies to persons associated with the Firm within and outside their duties at the Company.

Effective May 1, 2001                  7

         2.       What is Material Information?

Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Although there is no precise, generally accepted definition of materiality, information is likely to be "material" if it relates to significant changes affecting such matters as:

    -    dividend or earnings expectations;
    -    write-downs or write-offs of assets;
    -    additions to reserves for bad debts or contingent liabilities;
    -    expansion or curtailment of company or major division operations;
    -    proposals or agreements involving a joint venture, merger, acquisition,
    -    divestiture, or leveraged buy-out;
    -    new products or services;
    -    exploratory, discovery or research developments;
    -    criminal indictments, civil litigation or government investigations;
    -    disputes with major suppliers or customers or significant changes in
    -    the relationships with such parties;
    -    labor disputes including strikes or lockouts;
    -    substantial changes in accounting methods;
    -    major litigation developments;
    -    major personnel changes;
    -    debt service or liquidity problems;
    -    bankruptcy or insolvency;
    -    extraordinary management developments;
    -    public offerings or private sales of debt or equity securities;
    -    calls, redemptions or purchases of a company's own stock;
    -    issuer tender offers; or
    -    recapitalizations.

Information provided by a company could be material because of its expected effect on a particular class of the company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The resulting prohibition against the misuses of "material" information reaches all types of securities (whether stock or other equity interests, corporate debt, government or municipal obligations, or commercial paper) as well as any option related to that security (such as a put, call or index security).

Material information does not have to relate to a company's business. For example, in CARPENTER V. U.S., 108 U.S. 316 (1987), the Supreme Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a newspaper reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the Journal and whether those reports would be favorable or not.

         3.       What is Non-public Information?

Effective May 1, 2001                  8

In order for issues concerning insider trading to arise, information must not only be "material", it must be "non-public". "Non-public" information is information which has not been made available to investors generally. Information received in circumstances indicating that it is not yet in general circulation or where the recipient knows or should know that the information could only have been provided by an "insider" is also deemed "non-public" information.

At such time as material, non-public information has been effectively distributed to the investing public, it is no longer subject to insider trading restrictions. However, for "non-public" information to become public information, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that "material" information is public, you should be able to point to some fact verifying that the information has become generally available, for example, disclosure in a national business and financial wire service, a national news service, a national newspaper, or a publicly disseminated disclosure document (a proxy statement or prospectus). The circulation of rumors or "talk on the street", even if accurate, widespread and reported in the media, does not constitute the requisite public disclosure. The information must not only be publicly disclosed, there must also be adequate time for the market as a whole to digest the information. Although timing may vary depending upon the circumstances, a good rule of thumb is that information is considered non-public until the third business day after public disclosure.

Material non-public information is not made public by selective dissemination. Material information improperly disclosed only to institutional investors or to a fund analyst or a favored group of analysts retains its status as "non-public" information that must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. So long as any material component of the "inside" information has yet to be publicly disclosed, the information is deemed "non-public" and may not be misused.

Information Provided in Confidence. Occasionally, persons associated with the Firm may become temporary "insiders" because of a fiduciary or commercial relationship. As an "insider", USAllianz has a fiduciary responsibility not to breach the trust of the party that has communicated the "material non-public" information by misusing that information. This fiduciary duty arises because USAllianz has entered into or has been invited to enter into a commercial relationship with a third party and has been given access to confidential information solely for the corporate purposes of that person. This obligation remains whether or not the USAllianz ultimately participates in the transaction.

Information Disclosed in Breach of a Duty. Even where there is no expectation of confidentiality, a person may become an "insider" upon receiving material, non-public information in circumstances where a person knows, or should know, that a corporate insider is disclosing information in breach of the fiduciary duty he or she owes the corporation and its shareholders. Whether the disclosure is an improper "tip" that renders the recipient a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by a corporate insider, the requisite "personal benefit" may not be limited to a present or future monetary gain. Rather, a prohibited personal benefit could include a reputational benefit, an expectation of a "quid pro quo" from the recipient or the recipient's employer by a gift of the "inside" information.

A person may, depending on the circumstances, also become an "insider" or "tippee" when he or she obtains apparently material, non-public information by happenstance, including information derived from social situations, business gatherings, overheard conversations, misplaced documents, and "tips" from insiders or other third parties.

Effective May 1, 2001                  9

         4.       Identifying Material Information

Before trading for yourself or for accounts managed by USAllianz in the securities of a company about which you may have potential material, non-public information, ask yourself the following questions:

         i. Is this information that an investor could consider important in making his or her investment decisions? Is this information that could substantially affect the market price of the securities if generally disclosed?
         ii. To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in publications of general circulation?

Given the potentially severe regulatory, civil and criminal sanctions to which you, the Firm, and its personnel could be subject, any person associated with the Firm uncertain as to whether the information he or she possesses is "material non-public" information should immediately take the following steps:

         i.       Report the matter immediately to the Compliance Officer;
         ii. Do not purchase or sell the securities on behalf of yourself or accounts managed by USAllianz; and
         iii. Do not communicate the information inside or outside the Firm, other than to the Compliance Officer.

After the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication or will be allowed to trade and communicate the information.

         5.       Penalties for Insider Trading

Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

     -   civil injunctions
     -   treble damages
     -   disgorgement of profits
     -   jail sentences
     -   fines for the person who committed the violation of up to three times
     -   the profit gained or loss avoided, whether or not the person actually
     -   benefited, and
     - fines for the employer or other controlling person of up to the greater of
     - $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, any violation of this policy statement can be expected to result in serious sanctions by USAllianz, including dismissal of the persons involved.


2.3      PROCEDURES TO IMPLEMENT THE POLICY AGAINST INSIDER TRADING

Effective May 1, 2001                  10

The following procedures have been established to aid USAllianz employees in avoiding insider trading, and to aid USAllianz in preventing, detecting and imposing sanctions against insider trading. Every employee must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties.



Trading Restrictions and Reporting Requirements

         1. No person associated with the Firm who possesses material non-public information relating to USAllianz or its affiliates, may buy or sell any securities of the Firm or its affiliates or engage in any other action to take advantage of, or pass on to others, such material non-public information.
         2. No person who obtains material non-public information which relates to any other company or entity in circumstances in which such person is deemed to be an insider or is otherwise subject to restrictions under the federal securities laws may buy or sell securities of that company or otherwise take advantage of, or pass on to others, such material non-public information.
         3. No person shall engage in a securities transaction with respect to any securities of any other company, except in accordance with the specific procedures set forth in the Firm's Code of Ethics.
         4. Because even inadvertent disclosure of material non-public information to others can lead to significant legal difficulties, persons associated with the Firm should not discuss any potentially material non-public information concerning the Firm or its affiliates or other companies with other persons, except as specifically required in the performance of their duties.

2.4      CHINESE WALL PROCEDURES

You should not discuss material non-public information with anyone, including other employees of the Allianz group, except as required in the performance of your regular duties. In addition, care should be taken so that such information is secure.

2.5      RESOLVING ISSUES CONCERNING INSIDER TRADING

The federal securities laws, including the US laws governing insider trading, are complex. If you have any doubts or questions as to the materiality or non-public nature of information in your possession or as to any of the applicability or interpretation of any of the foregoing procedures or as to the propriety of any action, you should contact the Compliance Officer. Until advised to the contrary by the Compliance Officer, you should presume that the information is material and non-public and you should not trade in the securities or disclose this information to anyone.



Effective May 1, 2001                  11

APPENDIX I  DEFINITIONS

ACCESS PERSONS

The term "Access Person" is defined in footnote 3 to this Code.

BENEFICIAL OWNERSHIP

The following section is designed to give you a practical guide with respect to Beneficial Ownership. However, for purposes of this Code, Beneficial Ownership shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Exchange Act of 1934 (the "Exchange Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder.

You are considered to have Beneficial Ownership of Securities if you have or share a direct or indirect Pecuniary Interest in the Securities. You have a Pecuniary Interest in Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities. Generally, the following are examples where you would be considered as having beneficial ownership of the securities:

         1. Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit. ("Immediate family" means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.)
         2. Your interest as a general partner in Securities held by a general or limited partnership.
         3. Your interest as a manager-member in the Securities held by a limited liability company.
         4.    Securities held by anyone else if you:
                  - Obtain benefits substantially similar to ownership of the securities;
                  - Can obtain ownership of the securities immediately or at some future time; or
                  -     Can vote or dispose of the securities.

You do not have an indirect Pecuniary Interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equityholder or you have or share investment control over the Securities held by the entity.

The following circumstances constitute Beneficial Ownership by you of Securities held by a trust:

         1. Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.
         2.       Your ownership of a vested beneficial interest in a trust.
         3. Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

CLIENT

A "Client," for the purposes of this Code, refers to any portfolio of which USAllianz is the investment manager.


Effective May 1, 2001                  12

EXEMPT SECURITIES

The following are Exempt Securities:

         1.       Direct obligations of the Government of the United States.
         2.       Bankers' acceptances.
         3.       Bank certificates of deposit.
         4. Commercial paper and high quality short-term debt instruments (defined as any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization), including repurchase agreements.
         5. Purchases or sales of exchange-traded options on broadly-based indices and units, and/or exchange traded trusts or funds representing a group, index or a basket of securities).
         6. Shares of registered open-end investment companies (i.e., open-end mutual funds).

EXEMPT TRANSACTIONS

The following are Exempt Transactions:

         1. Any transactions in Securities in an account over which you do not have any direct or indirect interest, influence, or control. There is a presumption that you can exert some measure of influence or control over accounts held by members of your immediate family sharing the same household, but convincing evidence may rebut this presumption.
         2. Purchases of Securities under automatic dividend reinvestment plans.
         3. Security purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.
         4. Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.
         5. Subject to the restrictions on participation in private placements set forth below under Private Placements, acquisitions or dispositions of Securities of a private issuer. A private issuer is a corporation, partnership, limited liability company or other entity which has no outstanding publicly-traded Securities, and no outstanding Securities which are exercisable to purchase, convertible into or exchangeable for publicly-traded Securities. However, you will have Beneficial Ownership of Securities held by a private issuer whose equity Securities you hold, unless you are not a controlling equityholder and do not have or share investment control over the Securities held by the entity.
         6. Any purchase or sale of fixed-income Securities issued by agencies or instrumentalities of, or unconditionally guaranteed by, the Government of the United States.
         7. Such other classes of transactions as may be exempted from time to time by the Compliance Officer and the President based upon a determination that the transactions are unlikely to violate Rule 17j-1 under the Investment Company Act of 1940, as amended. The Compliance Officer and President may exempt designated classes of transactions from any of the provisions of this Code, subject to the approval of a person who is an attorney with the Law Department of Allianz and who is an officer of Allianz.
         8. Such other specific transactions as may be exempted from time to time by a Compliance Officer. On a case-by-case basis, when no abuse is involved, the Compliance Officer may exempt a specific transaction from any of the provisions of this Code, subject to any


Effective May 1, 2001                  13
                  additional approval requirements that may be set out in this Code. In these instances, the Compliance Officer will document the reason for the exemption.

IN RECEIPT OF PORTFOLIO INFORMATION

  An Access Person shall be considered "In Receipt of Portfolio Information" if he or she has obtained current portfolio trading information or projected trading information pertaining to a Client account from a sub-adviser or otherwise within the preceding 15 days.

PERSON ASSOCIATED WITH THE FIRM

The term "person associated with the Firm" is defined in footnote 2 to this Code.

SECURITIES

The following are "Securities":

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security.

The following are not "Securities": Currency futures, commodities and futures and options traded on a commodities exchange are not "Securities." However, futures and options on any group or index of Securities are Securities.





Effective May 1, 2001                  14

APPENDIX II

                             USALLIANZ ADVISERS, LLC

                          ACKNOWLEDGEMENT CERTIFICATION
                                       FOR

                                 CODE OF ETHICS
                                       AND
                      INSIDER TRADING POLICY AND PROCEDURES



I hereby certify that I have received, read and understand the attached USAllianz Advisers, LLC's Code of Ethics and Insider Trading Policy and Procedures and that I acknowledge that I am subject to it. Pursuant to such Code, I recognize that I must disclose or report all personal securities holdings and transactions required to be disclosed or reported thereunder if I am an Access Person, and I must comply in all other respects with the requirements of the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the foregoing Code has occurred. I understand that any failure to comply in all aspects with the foregoing and these policies and procedures may lead to sanctions including dismissal.





Date:
      -----------------------------   -----------------------------------
                                       Signature



                                      -----------------------------------
                                       Print Name





Effective May 1, 2001                  15

APPENDIX III

                             USALLIANZ ADVISERS, LLC

                              ANNUAL CERTIFICATION
                                       FOR
                                 CODE OF ETHICS
                                       AND
                      INSIDER TRADING POLICY AND PROCEDURES


I hereby certify that I have complied with the requirements of the Code of Ethics for the year ended December 31, ____. Pursuant to the Code, I have disclosed or reported all personal securities holdings and transactions required to be disclosed or reported thereunder if I am an Access Person, and complied in all other respects with the requirements of the Code. I also agree to cooperate fully with any investigation or inquiry as to whether a possible violation of the Code has occurred.





Date:
      --------------------------    ---------------------------------------
                                    Signature



                                    ---------------------------------------
                                    Print Name



Effective May 1, 2001                  16

APPENDIX IV
                             USALLIANZ ADVISERS, LLC
                             TRADE PRECLEARANCE FORM
                  PLEASE USE A SEPARATE FORM FOR EACH SECURITY

Name of Access Person:     _________________________

Broker:  _________________________

Account Number:   _________________________

Buy or Sell:      _________________________

Quantity:         _________________________

Ticker:  _________________________

Issue (Full Security Description): ___________________________________________

Is the Security an IPO (yes or no)? ____
Note: you generally are not permitted to acquire any non-exempt security in an initial public offering (IPO).

Is the Security a Private Placement (yes or no)? ____

Are you In Receipt of Portfolio Information (yes or no)  ____

Special Instructions (if any): _______________________________________________

APPROVALS ARE VALID UNTIL THE CLOSE OF BUSINESS ON THE DAY APPROVAL HAS BEEN GRANTED. ACCORDINGLY, GTC (GOOD TILL CANCELED) ORDERS ARE PROHIBITED. IF A TRADE IS NOT EXECUTED BY THE CLOSE OF BUSINESS RESUBMITTING A NEW PRECLEARANCE FORM IS REQUIRED. IT IS EACH EMPLOYEE'S RESPONSIBILITY TO COMPLY WITH ALL PROVISIONS OF THE CODE. OBTAINING PRECLEARANCE SATISFIES THE PRECLEARANCE REQUIREMENTS OF THE CODE AND DOES NOT IMPLY COMPLIANCE WITH THE CODE'S OTHER PROVISIONS.

BY SIGNING BELOW (OR BY EMAILING THIS REQUEST TO THE COMPLIANCE OFFICER) THE EMPLOYEE CERTIFIES THE FOLLOWING: THE EMPLOYEE AGREES THAT THE ABOVE ORDER IS IN COMPLIANCE WITH THE CODE OF ETHICS AND IS NOT BASED ON KNOWLEDGE OF AN ACTUAL CLIENT ORDER IN THE SECURITY THAT IS BEING PURCHASED OR SOLD, OR KNOWLEDGE THAT THE SECURITY IS BEING CONSIDERED FOR PURCHASE OR SALE IN ONE OR MORE SPECIFIC CLIENT ACCOUNTS, OR KNOWLEDGE OF A CHANGE OR PENDENCY OF A CHANGE OF AN INVESTMENT MANAGEMENT RECOMMENDATION. THE EMPLOYEE ALSO ACKNOWLEDGES THAT HE/SHE IS NOT IN POSSESSION OF MATERIAL, INSIDE INFORMATION PERTAINING TO THE SECURITY OR ISSUER OF THE SECURITY.

ACCESS PERSON SIGNATURE: _________________________________________

DATE:____________________________________

Approvals
--------------------------------------------------------------------------------
This area reserved for Compliance Use only
--------------------------------------------------------------------------------
Trade Has Been                       Date Approved    Approved By

[ ] Approved   [ ] Not Approved
--------------------------------------------------------------------------------


Effective May 1, 2001                   17

APPENDIX V

                     OUTSIDE BROKERAGE ACCOUNT SAMPLE LETTER




RE: _____________________________
    Name


    _____________________________
    Brokerage Account(s) Numbers


To Whom It May Concern:

This letter is to inform you that I am associated with USAllianz Advisers, LLC, a registered investment adviser. With respect to the above-referenced account(s), I hereby request that you send duplicate confirmations and statements to the following address:

         USAllianz Advisers, LLC
         400 S Hwy 169
         Minneapolis, MN 55426
         Attn:  Compliance Officer



cc:      Compliance Officer, USAllianz Advisers, LLC




Effective May 1, 2001                  18

APPENDIX VI

PERSONAL SECURITIES TRANSACTION REPORT
For the Quarter Ended ___/___/____

USALLIANZ ADVISERS, LLC - ACCESS PERSONS

Name                                                                   Signature                                   Date

------------  --------------- --------------------------------------   --------------------   ---------------------    -------------
TRADE         BOUGHT/         SECURITY                                                        BROKER &                 PRICE
DATE          SOLD            NAME/DESCRIPTION                         QUANTITY*              ACCOUNT NO.              BUY/SELL
------------  --------------- --------------------------------------   --------------------   ---------------------    -------------
------------  --------------- --------------------------------------   --------------------   ---------------------    -------------

------------  --------------- --------------------------------------   --------------------   ---------------------    -------------

------------  --------------- --------------------------------------   --------------------   ---------------------    -------------

------------  --------------- --------------------------------------   --------------------   ---------------------    -------------

------------  --------------- --------------------------------------   --------------------   ---------------------    -------------

------------  --------------- --------------------------------------   --------------------   ---------------------    -------------

------------  --------------- --------------------------------------   --------------------   ---------------------    -------------

------------  --------------- --------------------------------------   --------------------   ---------------------    -------------

------------  --------------- --------------------------------------   --------------------   ---------------------    -------------

------------  --------------- --------------------------------------   --------------------   ---------------------    -------------

------------  --------------- --------------------------------------   --------------------   ---------------------    -------------

------------  --------------- --------------------------------------   --------------------   ---------------------    -------------

*# shares for equity securities, principal amount for debt securities
[ ] Check this box if transaction statements for all transactions are attached.
    - You must preclear all trades with the Firm's Compliance Officer BEFORE execution.
    - This form should be received by the Firm's Compliance Officer NO LATER THAN 10 CALENDAR DAYS AFTER THE END OF THE QUARTER.


Effective May 1, 2001                  19

APPENDIX VII
                             USALLIANZ ADVISERS, LLC
                   INITIAL PERSONAL SECURITIES HOLDINGS REPORT

In accordance with the Code of Ethics, below is a list of all Securities (other than Exempt Securities) in which I have Beneficial Ownership, and all accounts in which these securities are held. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

Name of Access Person:
                           ----------------------------

Broker(s) at which Account(s) is (are) Maintained:
NAME ON ACCOUNT       BROKER                    ACCOUNT #

-------------------   ------------------------- ----------------------
-------------------   ------------------------- ----------------------
-------------------   ------------------------- ----------------------
-------------------   ------------------------- ----------------------
-------------------   ------------------------- ----------------------

For each account, attached is the most recent account statement listing Securities in that account. By signing this document, I am certifying that I have caused duplicate confirms and duplicate statements to be sent to the Compliance Officer for every Account that trades in Securities other than Exempt Securities (as defined in the Code). Listed below are all Securities that are not reflected in an Account statement.


-------------------------------------- ------------------------     ---------------------------------- --------------------------
Security Name/Description               Quantity*                   Security Name/Description          Quantity*
-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------


*# shares for equity securities, principal amount for debt securities (ATTACH SEPARATE SHEET IF NECESSARY)

I certify that this form and the attached statements (if any) constitute all Securities in which I have Beneficial Ownership as defined in the Code.


------------------------------------        ---------------------------
Signature         Date

------------------------------------
Print Name


Effective May 1, 2001                  20

APPENDIX VIII
                             USALLIANZ ADVISERS, LLC
                   ANNUAL PERSONAL SECURITIES HOLDINGS REPORT

In accordance with the Code of Ethics, below is a list of all Securities (other than Exempt Securities) in which I have Beneficial Ownership, and all accounts in which these securities are held. This includes not only securities held by brokers, but also Securities held at home, in safe deposit boxes, or by an issuer.

Name of Access Person:
                      -------------------------------

Broker(s) at which Account(s) is (are) Maintained:
NAME ON ACCOUNT        BROKER                      ACCOUNT #

-------------------    -------------------------   ----------------------
-------------------    -------------------------   ----------------------
-------------------    -------------------------   ----------------------
-------------------    -------------------------   ----------------------
-------------------    -------------------------   ----------------------
-------------------    -------------------------   ----------------------

By signing this document, I am certifying that I have caused duplicate confirms and duplicate statements to be sent to the Compliance Officer for every Account that trades in Securities other than Exempt Securities (as defined in the Code). Listed below are all Securities that are not reflected in an Account statement:


-------------------------------------- ------------------------     ---------------------------------- --------------------------
Security Name/Description               Quantity                    Security Name/Description          Quantity
-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

-------------------------------------- ------------------------     ---------------------------------- --------------------------

(ATTACH SEPARATE SHEET IF NECESSARY)

I certify that this form identifies all Securities in which I have Beneficial Ownership as defined in the Code.


------------------------------------        ---------------------------
Signature         Date

------------------------------------
Print Name


Effective May 1, 2001                  21

APPENDIX IX

                             USALLIANZ ADVISERS, LLC

                                 CODE OF ETHICS
                              ANNUAL CERTIFICATION

THE CODE

Persons associated with USAllianz Advisers, LLC must abide by the conditions set forth in the Code of Ethics (the "CODE"). Each Access Person is required to submit Initial and Annual Holdings Reports as well as Transaction/New Account Reports listing all personal securities transactions in Covered Securities for all such accounts in which the Access Person has any direct or indirect beneficial interest within ten (10) days of entering into any such transactions to the Code Compliance Officer. Access Persons must also file Securities Transaction Reports on a quarterly basis with respect to purchases of covered securities in which beneficial interest was acquired in the quarter (subject to certain limitations specified in the Code of Ethics).

ISSUES OR VIOLATIONS

The undersigned hereby certifies that, except as set out below, no issues have arisen under the Code or the procedures adopted by USAllianz Advisers, LLC to implement the Code and there have been no material violations of the Code since the last certification to the Trustees.






Date:
     -----------------------------------      ----------------------------------
                                              Compliance Officer


Effective May 1, 2001                  22

                                TABLE OF CONTENTS


SECTION 1.        PERSONAL TRADING, CONDUCT, AND REPORTING................2

   1.1    Statement of General Principles.....................................2
   1.2    Disclosure and Reporting Requirements...............................3
   1.3    Substantive Restrictions on Personal Investing Activities...........4
   1.4    Trading While In Possession of Material, Non-public Information.....4
   1.5    Sanctions...........................................................4
   1.6    Confidential Information............................................5
   1.7    Gifts...............................................................5
   1.8    Services as Director................................................5
   1.9    Responsibilities of the Compliance Officer..........................5
   1.10   Records.............................................................6
   1.11   Regular Reporting to Fund Directors.................................6
   1.12   Amendments to the Code..............................................6

SECTION 2.        INSIDER TRADING POLICY AND PROCEDURES...................7

   2.1    Statement of General Principles.....................................7
   2.2    Policy Statement on Insider Trading.................................7
   2.3    Procedures to Implement the Policy Against Insider Trading.........10
   2.4    Chinese Wall Procedures............................................11
   2.5    Resolving Issues Concerning Insider Trading........................11

APPENDIX I        .......................................................12
APPENDIX II       .......................................................15
APPENDIX III      .......................................................16
APPENDIX IV       .......................................................17
APPENDIX V        .......................................................18
APPENDIX VI       .......................................................19
APPENDIX VII      .......................................................20
APPENDIX VIII     .......................................................21
APPENDIX IX       .......................................................22

Effective May 1, 2001                  i